Exhibit 99.15

Johnson & Johnson Reports 2013 First-Quarter Results:

Sales of $17.5 Billion Increased 8.5% Versus 2012 First Quarter; First-Quarter EPS was $1.22
Excluding Special Items, 2013 First-Quarter EPS of $1.44 Increased 5.1%*

New Brunswick, NJ (April 16, 2013) - Johnson & Johnson (NYSE: JNJ) today announced sales of $17.5 billion for the first quarter of 2013, an increase of 8.5% as compared to the first quarter of 2012. Operational results increased 9.8% and the negative impact of currency was 1.3%. Domestic sales increased 11.2%. International sales increased 6.3%, reflecting operational growth of 8.7% and a negative currency impact of 2.4%. Sales included the impact of the acquisition of Synthes, Inc., net of the divestiture of the DePuy trauma business, which contributed 5.7% to worldwide operational sales growth.
Net earnings and diluted earnings per share for the first quarter of 2013 were $3.5 billion and $1.22, respectively. First quarter 2013 net earnings included after-tax special items of approximately $0.6 billion, primarily related to litigation expenses as well as integration and transaction costs related to the acquisition of Synthes, Inc. First quarter 2012 net earnings included a gain from an after-tax special item of approximately $0.1 billion as shown in the accompanying reconciliation of non-GAAP financial measures. Excluding these special items, net earnings for the current quarter were $4.1 billion and diluted earnings per share were $1.44, representing increases of 8.0% and 5.1%, respectively, as compared to the same period in 2012.*
“We delivered solid first quarter results led by the success of many of our recently launched pharmaceutical products and the addition of Synthes to our orthopaedics business. Also of note is the growth in our over-the-counter medicines business as we continue to make progress in returning a reliable supply of high quality products to our customers,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our investments to advance our pipelines and expand our global presence, along with the outstanding efforts of our talented people, will enable us to continue to deliver sustainable growth and meaningful innovations to patients and customers around the world.”

The Company confirmed its earnings guidance for full-year 2013 of $5.35 - $5.45 per share. The Company's guidance excludes the impact of special items.
Worldwide Consumer sales of $3.7 billion for the first quarter represented an increase of 2.2% versus the prior year consisting of an operational increase of 3.3% and a negative impact from currency of 1.1%. Domestic sales increased 2.4%. International sales increased 2.1%, which reflected an operational increase of 3.8% and a negative currency impact of 1.7%.
Positive contributors to operational results were TYLENOL® and MOTRIN® analgesics and upper respiratory over-the-counter medicines; baby care products; LISTERINE® mouthwash; and NEUTROGENA® skin care products. During the quarter, Johnson & Johnson (China) Investment Co., Ltd. completed the acquisition of Shanghai Elsker Mother & Baby Co., Ltd, a well regarded baby care company in China, known for its position in the naturals segment.
Worldwide Pharmaceutical sales of $6.8 billion for the first quarter represented an increase of 10.4% versus the prior year with operational growth of 11.4% and a negative impact from currency of 1.0%. Domestic sales increased 14.7%. International sales increased 6.1% which reflected an operational increase of 8.1% and a negative currency impact of 2.0%.
Primary contributors to operational sales growth were INVEGA® SUSTENNA®/XEPLION® (paliperidone palmitate), a once-monthly, long-acting, injectable atypical antipsychotic for the acute and maintenance treatment of schizophrenia in adults; STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis; SIMPONI® (golimumab), a biologic approved to treat adults with moderate to severe rheumatoid arthritis, psoriatic arthritis, and ankylosing spondylitis; REMICADE® (infliximab), a biologic approved for the treatment of a number of immune-mediated, inflammatory diseases; PREZISTA® (darunavir), a treatment for HIV; and sales of recently launched products.
The strong sales results of recently launched products included ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer; XARELTO® (rivaroxaban), an oral anticoagulant; and INCIVO® (telaprevir), a direct acting antiviral protease inhibitor, for the treatment of genotype-1 chronic hepatitis C virus.

During the quarter, the U.S. Food and Drug Administration (FDA) approved INVOKANA™ (canagliflozin) for the treatment of adults with type 2 diabetes. INVOKANA™ is the first in a new class of medications called sodium glucose co-transporter 2 (SGLT2) inhibitors to be approved in the United States. In addition, a Marketing Authorization Application was submitted to the European Medicines Agency seeking approval for a fixed-dose therapy combining canagliflozin and immediate release metformin to treat adult patients with type 2 diabetes.
Also in the quarter, a New Drug Application was submitted to the FDA, as well as regulatory health authorities in Japan, seeking approval for simeprevir (TMC435), an investigational NS3/4A protease inhibitor, for the treatment of genotype 1 chronic hepatitis C in adult patients. In addition, the FDA granted Breakthrough Therapy Designations for the investigational oral agent ibrutinib as a monotherapy for three B-cell malignancies: in patients with relapsed or refractory mantle cell lymphoma who have received prior therapy, in patients with Waldenstrom's macroglobulinemia, and in patients with chronic lymphocytic leukemia or small lymphocytic lymphoma with deletion of the short arm of chromosome 17. Ibrutinib is jointly being developed by Janssen Research & Development, LLC and Pharmacyclics Inc.
Worldwide Medical Devices and Diagnostics sales of $7.1 billion for the first quarter represented an increase of 10.2% versus the prior year consisting of an operational increase of 11.9% and a negative currency impact of 1.7%. Domestic sales increased 11.4%. International sales increased 9.1%, which reflected an operational increase of 12.2% and a negative currency impact of 3.1%. Sales included the impact of the acquisition of Synthes, Inc., which contributed approximately 14%, 17% and 12% to worldwide, domestic and international operational sales growth, respectively, net of the divestiture of the DePuy trauma business.
Primary contributors to operational growth were sales from the acquisition of Synthes, Inc., in the Orthopaedics business; Biosense Webster's electrophysiology and Cordis' endovascular products in the Cardiovascular Care business; Vision Care's 1-Day ACUVUE® TRUEYE and 1-Day ACUVUE® MOIST® disposable contact lenses; biosurgical and international sales of energy products in the Specialty Surgery business; and the donor screening and clinical laboratories products in the Diagnostics business in the U.S.

During the quarter, 510(k) clearance was received from the FDA for the ENSEAL® G2 Articulating Tissue Sealer, the first articulating advanced energy device designed to allow surgeons to take a perpendicular approach to seal vessels, as well as the ENSEAL® G2 Cordless Tissue Sealer Device, a first of its kind self-contained device that includes both a generator and power source.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 128,000 employees at more than 275 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the financial schedules accompanying this press release and can be found in the Investor Relations section of the Company's website at www.investor.jnj.com.

Johnson & Johnson will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the meeting for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliation of non-GAAP financial measures, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development can be found on the Company's website at www.jnj.com.

NOTE TO INVESTORS

(This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson.  Risks and uncertainties include, but are not limited to, general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; challenges to patents; significant adverse litigation or government action; impact of business combinations; financial distress and bankruptcies experienced by significant customers and suppliers; changes to governmental laws and regulations and domestic and foreign health care reforms; trends toward health care cost containment; increased scrutiny of the health care industry by government agencies; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and sovereign risk; disruptions due to natural disasters; manufacturing difficulties or delays; complex global supply chains with increasing regulatory requirements; and product efficacy or safety concerns resulting in product recalls or regulatory action. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 30, 2012.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.investor.jnj.com or on request from Johnson & Johnson.   Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)